Exhibit 10.28

Avantor, Inc.

2019 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose and Scope of the Plan

1.1 Purpose. This Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) is intended to encourage employee participation in the ownership and economic progress of the Company. It is the Company’s intention to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered in a manner that is consistent with the requirements of Section 423 of the Code.

1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Account” shall mean an account established and maintained in the name of each Participant.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in the Equity Incentive Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

“Committee” shall mean the Compensation and Human Resources Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part, including any subcommittee of the Board as designated by the Board, which Committee or sub-committee shall administer the Plan as provided in Section 1.3 hereof.

“Company” shall mean Avantor, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Compensation” shall mean the fixed salary or base hourly wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special payment or any credit or benefit under any employee plan maintained by the Company. Notwithstanding the foregoing, the Committee may, in its discretion, (i) on a uniform and nondiscriminatory basis, establish a different definition of “Compensation” for a subsequent Option Period prior to such subsequent Option Period and (ii) make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation not specifically addressed above.

“Continuous Service” shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Company or a Designated Subsidiary), that an Employee has been employed by the Company or a Designated Subsidiary (or any combination of the foregoing) immediately preceding an Option Period. Such period of time shall include any approved leave of absence. Any determinations as to whether a Participant has had Continuous Service shall be made by the Committee in its sole discretion.

“Designated Subsidiary” shall mean any subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code) that has been designated by the Committee to participate in the Plan.

“Employee” shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of eighteen (18) hours per week.

“Equity Incentive Plan” shall mean the Company’s 2019 Equity Incentive Plan, as amended from time to time, or any successor plan thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, together with any applicable regulations issued thereunder.

“Exercise Date” shall mean the last Trading Day of each Option Period.

“Fair Market Value” shall have the meaning set forth in the Equity Incentive Plan.

“New Exercise Date” shall mean a new Exercise Date, as designated by the Committee, if the Committee shortens any Option Period then in progress.

“Option Period” shall mean such duration (not to exceed twenty-seven (27) months) as shall be determined by the Committee prior to the beginning of such Option Period. Unless the Committee determines otherwise before the beginning of the Option Period, Option Periods shall commence at six (6)-month intervals on each January 1 and July 1 (or the next Trading Day, if such date is not a Trading Day) over the term of the Plan, and each Option Period shall last for six (6) months, ending on June 30 or December 31, as the case may be (or the preceding Trading Day, if such date is not a Trading Day). Accordingly, unless the Committee determines otherwise, two separate Option Periods shall commence in each calendar year during which the Plan remains in existence. Notwithstanding the foregoing, the initial Option Period shall not commence until the date first specifically authorized by the Committee, subject to the Company’s prior registration of the Stock on Form S-8.

“Option Price” shall mean the purchase price of a share of Stock hereunder as provided in Section 3.1 hereof.

“Participant” shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

“Plan” shall have the meaning set forth in Section 1.1 hereof.

“Plan Manager” shall mean any Employee appointed pursuant to Section 1.3 hereof.

“Stock” shall mean shares of the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Stock may be converted or into which it may be exchanged).

“Trading Day” shall mean a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

1.3 Administration of Plan. Subject to oversight by the Board of Directors or the Board’s Compensation and Human Resources Committee, as applicable, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. Its interpretations and decisions in respect of the Plan shall, subject to the aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act all actions relating to awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors.” No member of the Board or the Committee nor any Plan Manager shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board and the Committee and each Plan Manager shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

1.4 Effective Date of Plan. The Plan shall become effective on the date established for that purpose by the Committee, if, prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by the stockholders of the Company, in any manner permitted by applicable law; provided, however, that such stockholder approval occurs on a date no later than twelve (12) months following the date the Plan is so adopted.

1.5 Termination of Plan. The Plan shall continue in effect through and including the tenth anniversary of the approval of the Plan by the stockholders, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Committee, each of which shall have the right to terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him, or otherwise disposed of in accordance with the policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

Article II

Participation

2.1 Eligibility. Participation in the Plan is limited to Employees who meet the requirements of this Section 2.1. Each Employee who, on the start date of an Option Period, will have at least one hundred eighty (180) days of Continuous Service may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. Employees who are included in a unit of Employees covered by a collective bargaining agreement subject to the National Labor Relations Act, 29 U.S.C. §§ 151-169, shall be eligible to participate in the Plan if such agreement provides that the Employees shall be covered by the Plan or the collective bargaining representatives and the Company or Designated Subsidiary, as applicable, have otherwise agreed to extend coverage under the Plan to such Employees. No Employee may participate in the Plan if such Employee, immediately after the end of an Option Period, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (which for purposes of this Section 2.1 shall be calculated pursuant to the rules of Section 424 of the Code). The Committee may, prior to the commencement of an Option Period, exclude from participation any Employee who, at the time of the commencement of the Option Period, is a highly compensated employee (within the meaning of Section 414(q) of the Code) or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act provided that such exclusion is applied in an identical manner to all such highly compensated employees or officers, as applicable, of the Company and each Designated Subsidiary whose employees are Participants under the Plan.

2.2 Payroll Deductions. Payment for shares of Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Such deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than ten percent (10%). Once enrolled in the Plan, an Employee shall continue to participate in the Plan until such participation is terminated in accordance with Sections 5.1 and/or 5.2 hereof. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to any subsequent Option Period, unless changed in advance by the Participant in accordance with this Section 2.2. A Participant may not increase the deduction during an Option Period; provided that no more than once per Option Period, a Participant may decrease the deduction (no later than 30 days prior to the end of the Option Period) by completing any forms prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. In the event a Participant elects to decrease their deduction as contemplated by the previous sentence, payroll deductions for all subsequent Option Periods will continue at the newly elected rate. Notwithstanding the foregoing, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the date on which such Option Period commences. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. Amounts deducted from a Participant’s Compensation pursuant to this Section 2.2 shall be credited to such Participant’s Account. A Participant may not make any additional payments into such Account; provided, that Company may allow Participants in jurisdictions where payroll deductions may not be permissible under the laws of that jurisdiction to contribute to the Plan by means other than payroll deductions.

Article III

Purchase of Shares

3.1 Option Price. The Option Price per share of the Stock sold to Participants hereunder shall be eighty five percent (85%) of the lesser of (a) the Fair Market Value of such share on the Exercise Date of an Option Period or (b) the Fair Market Value of such share on the first day of the applicable Option Period (or, in each case, such greater percentage as is determined by the Committee in advance of an Option Period), but in no event shall the Option Price per share be less than the par value of the Stock.

3.2 Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Stock that can be purchased with such amount, subject to the limitations imposed by this Plan (including, without limitation, Sections 2.1 and 3.3 hereof). Unless otherwise provided by the Committee, the number of shares of Stock purchased by each Participant on the Exercise Date shall be deposited into an account established in the Participant’s name with the stock brokerage or other financial services firm designated by the Committee. The balance, if any, in such Account shall be carried forward to the next succeeding Option Period; provided that any payroll deductions accumulated in a Participant’s Account that are not applied toward the purchase of shares on an Exercise Date due to limitations imposed by this Plan (including, without limitation, Sections 2.1 and 3.3 hereof) shall be returned to the Participant without interest (unless the Company determines that it is obligated to do so pursuant to laws applicable in a particular jurisdiction).

3.3 Limitations on Purchase.

3.3.1 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any parent corporation or subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code) would accrue at a rate per Option Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized Compensation in effect at the start of such Option Period, in each case, of the Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, an Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any parent corporation or subsidiary corporation of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

3.3.2 To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000). Payroll deductions shall re-commence at the rate provided for by the Participant’s prior election at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 hereof. Unless otherwise determined by the Committee prior to an Option Period and subject to the limits imposed under this Section 3.3, the maximum number of shares of Stock that may be purchased by an individual Participant in any such Option Period shall be three thousand (3,000) shares of Stock.

3.3.3 In accordance with Section 423 of the Code, all Employees granted options under the Plan who are participating in an Option Period shall have the same rights and privileges under the Plan, except that the amount of Stock which may be purchased by any Employee under options granted pursuant to the Plan shall bear a uniform relationship to the total compensation (or the basic or regular rate of compensation) of all Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

3.4 Transferability of Rights. Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights and any payroll deductions credited to a Participant’s account may not be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 5.2 hereof.

Article IV

Provisions Relation to Common Stock

4.1 Stock Reserved; Delivery of Stock. A maximum of two million (2,000,000) shares of Stock may be purchased under the Plan (subject to adjustment in accordance with Section 4.2.1 hereof). Subject to the limitation in the preceding sentence, as determined by the Committee in its sole discretion, any shares of Stock purchased under the Plan may be either newly issued shares, existing treasury shares, or new purchases in the open market.

4.2 Adjustment for Changes in Stock; Change in Control.

4.2.1 In the event that adjustments are made in the number of outstanding shares of Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, extraordinary cash dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive. The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any subsidiary, any sale or transfer of all or part of the Company’s or a subsidiary’s assets or business or any other corporate act or proceeding. The Board of Directors may at any time terminate an Option Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

4.2.2 Unless otherwise provided in the applicable agreement, the consummation of which will result in a Change in Control, in the event of a Change in Control, the applicable Option Period will be shortened by setting a New Exercise Date on which such Option Period shall end; provided, that such New Exercise Date may be no later than the date of the consummation of the Company’s proposed Change in Control. Prior to the New Exercise Date, the Committee will notify each Participant, in writing or electronically, that the applicable Exercise Date has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless such Participant has withdrawn from the Option Period prior to the New Exercise Date as provided in Section 5.1 hereof. Alternatively, the Committee and the successor corporation may provide that each outstanding option under the Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. For purposes of this Section 4.2.2, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, each holder of an option under the Plan would be entitled to receive the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of tock covered by the option as provided for in Section 4.2.1 hereof); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of shares of Stock in the transaction.

4.3 Insufficient Shares. If the aggregate funds available for the purchase of Stock on any Exercise Date would cause an issuance of Stock in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares of Stock which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4 Confirmation. Confirmation of each purchase of Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Unless otherwise determined by the Committee, shares of Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the six (6) month period following such delivery to the Participant (other than by will or the laws of descent and distribution, as provided in Section 5.2 hereof or in connection with a Change in Control) and the shares of Stock shall bear an appropriate legend (to the extent such shares of Stock are certificated) substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions of the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Plan”), including, without limitation, the restriction that the shares may not be assigned, transferred, pledged or otherwise disposed of in any way during the six (6) month period following the date of delivery of such shares (other than by will or the laws of descent and distribution, as provided in Section 5.2 of the Plan or in connection with a Change in Control). A copy of the Plan is on file at the principal office of Avantor, Inc.”

4.5 Rights as Shareholders. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares (including right to vote or receive dividends) and a Participant shall only have the rights of an unsecured creditor with respect to such shares of Stock.

Article V

Termination of Participation

5.1 Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on the date immediately preceding the applicable Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him without interest (unless the Company determines that it is obligated to do so pursuant to laws applicable in a particular jurisdiction). Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 Termination of Eligibility. If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount and the number of unissued shares in such Participant’s Account will be refunded or distributed to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible, in each case, without interest (unless the Company determines that it is obligated to do so pursuant to laws applicable in particular jurisdiction).

Article VI

General Provisions

6.1 Notices. Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2 Condition of Employment. Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate or otherwise modify an Employee’s employment at any time.

6.3 Withholding of Taxes. Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Stock. The obligations of the Company under the Plan shall be conditioned upon the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right (but not the obligation) to deduct any such taxes from any payment of any kind otherwise due to the Participant. In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Stock issued to the Participant pursuant to the Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the first date of the Option Period or within the one-year period commencing on the day after the Exercise Date, the Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4 Amendment of the Plan. The Board of Directors or the Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may (a) increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2.1 hereof, (b) materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Stock is listed. The Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

6.5 Application of Funds. All funds received by the Company by reason of purchases of Stock hereunder may be used for any corporate purpose and neither the Company nor any Designated Subsidiary shall be obligated to segregate such payroll deductions.

6.6 Legal Restrictions. The Company shall not be obligated to sell shares of Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7 Gender. Whenever used herein, use of any gender shall be applicable to both genders.

6.8 Power to Vary Terms with Respect to Non-U.S. Employees or Adopt Sub-Plans. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Designated Subsidiaries operate or have Participants or to otherwise facilitate administration of the Plan, the Committee shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or any applicable laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

6.9 Conditions Upon Issuance of Shares.

6.9.1 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

6.9.2 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or options and the right to exercise any option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any subsidiary.

6.9.3 The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

6.10 Governing Law. The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

6.11 Jurisdiction: Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AGREEMENT, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an eligible Employee, at the eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.12 Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

6.13 Code Section 409A. The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the option to purchase Stock under the Plan is compliant with Section 409A of the Code.

6.14 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

6.15 Successors. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.